Exhibit A(10)
Resolutions/Certifications and Statements of Authority

Power of Attorney for
Nationwide Life Insurance Company of America and
Nationwide Life and Annuity Company of America

POWER OF ATTORNEY

Each of the undersigned, as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA, a Pennsylvania corporation, and NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA, a Delaware corporation, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, as amended, an application for an order of approval pursuant to Section 26(c) of the Investment Company Act of 1940 and an order of exemption pursuant to Section 17(b) of the Investment Company Act of 1940 (File No. 812-13495) and amendments thereto hereby constitute and appoint W.G. Jurgensen, Mark R. Thresher, Peter A. Golato, John L. Carter, Eric S. Henderson, Timothy D. Crawford, Jamie Ruff Casto, Stephen M. Jackson, Jeanny V. Simaitis, and W. Michael Stobart, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve and sign such applications, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 5th day of November, 2008.

/s/W.G. JURGENSEN	/s/MARK R. THRESHER
W. G. JURGENSEN, Chairperson of the Board and Chief Executive Officer	MARK R. THRESHER, Vice Chairperson of the Board and Director
/s/PETER A. GOLATO	/s/LARRY HILSHEIMER
PETER A. GOLATO, Director and President	LARRY HILSHEIMERDirector
/s/TIMOTHY G. FROMMEYER	/s/MICHAEL A. HAMILTON
TIMOTHY G. FROMMEYER, Director and Senior Vice President and Assistant Treasurer	MICHAEL A. HAMILTON, Director
/s/JOHN L. CARTER
JOHN L. CARTER, Director